Exhibit 10.1
EXECUTION
FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 20, 2009, among ALLIS-CHALMERS ENERGY INC., a Delaware corporation, as borrower (the “Borrower”), the undersigned Guarantors (collectively, the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Required Lenders.
Reference is made to the Second Amended and Restated Credit Agreement dated as of April 26, 2007 among Borrower, the Administrative Agent, the Collateral Agent and the Lenders parties thereto, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of December 3, 2007, a Second Amendment to Second Amended and Restated Credit Agreement dated as of December 30, 2008 and Third Amendment to Second Amended and Restated Credit Agreement dated as of April 9, 2009 (as amended, the “Credit Agreement”). Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.
RECITALS
A. The Borrower has requested certain amendments to the Credit Agreement and the Lenders are willing, on the terms and conditions set forth herein, to amend the Credit Agreement as hereinafter set forth.
Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:
Paragraph 1. Amendments. Effective as of the Fourth Amendment Effective Date, the Credit Agreement is amended as follows:
1.1 Definitions. Section 1.01 of the Credit Agreement is amended as follows:
(a) The following definitions are amended in their entirety to read as follows:
“Agreement means this Second Amended and Restated Credit Agreement as amended by the First Amendment to Second Amended and Restated Credit Agreement, Second Amendment to Second Amended and Restated Credit Agreement, Third Amendment to Second Amended and Restated Credit Agreement and Fourth Amendment to Second Amended and Restated Credit Agreement.”
“Change of Control means an event or series of events by which:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the Voting Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
(d) the Borrower ceases to own 100% of the Equity Interests of each Subsidiary which is a Loan Party;
provided, however, no Change of Control will occur as a result of Borrower entering into any contract or arrangement in connection with the Rights Offering or the issuance of Preferred Stock, nor if as a result of the Rights Offering or the issuance or conversion of the Preferred Stock the Rights Offering Backstop Provider or its permitted transferees or designees become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 25% or more of the Voting Stock of the Borrower; provided, further, no Change of Control will occur if the Borrower issues additional Voting Stock, thereby decreasing the percentage interest of the Rights Offering Backstop Provider or its permitted transferees or designees, and thereafter the Rights Offering Backstop Provider or its permitted transferees or designees acquire beneficial ownership of additional shares of Voting Stock in order to increase their percentage of Voting Stock beneficially owned up to, but not exceeding, that existing prior to the issuance by the Company.
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

(b) The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:
“Fourth Amendment Effective Date means the date the Fourth Amendment to Second Amended and Restated Credit Agreement by its terms becomes effective among the parties thereto.”
“Fourth Amendment to Second Amended and Restated Credit Agreement means that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of May 20, 2009, among the Borrower, the Guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Required Lenders.”
“Preferred Stock means the Borrower’s issuance of up to 42,000 shares of its 7% Convertible Perpetual Preferred Stock to the Rights Offering Backstop Provider which will be convertible into up to 19.9% of the Borrower’s common stock (after giving effect to the Rights Offering including the purchase of common stock by the Rights Offering Backstop Provider) at a conversion price equal to 102.5% of the subscription price.”
“Rights Offering means the Borrower’s offer to sell up to 45,000,000 shares of its common stock to its stockholders at an agreed purchase price together with the commitment of the Rights Offering Backstop Provider to purchase all shares not purchased pursuant to the Rights Offering but not to exceed 34.055% of the Borrower’s total issued and outstanding common shares (after giving effect to the Rights Offering including the purchase of common stock by the Rights Offering Backstop Provider).”
“Rights Offering Backstop Provider means Lime Rock Partners V, L.P., together with any affiliates to whom it has assigned its rights to purchase the Preferred Stock or commitment to purchase shares not purchased pursuant to the Rights Offering.”
“Senior Unsecured Note Tender Offer means the offer by the Borrower to repurchase up to $125,000,000 of its Senior Unsecured Notes.”
1.2 Section 6.12. Section 6.12 of the Credit Agreement is amended in its entirety as follows:
“6.12 Use of Proceeds. Use proceeds of the Revolver Facility to (i) refinance the Indebtedness outstanding under the First Amended and Restated Credit Agreement, (ii) finance working capital requirements and other general corporate purposes of the Borrower and its Domestic Subsidiaries, including Permitted Acquisitions; provided no proceeds of the Revolver Facility may by used to repurchase any Senior Unsecured Notes or to pay any dividends owing in connection with the Preferred Stock, (iii) issue Letters of Credit, and (iv) pay transaction fees and expenses associated with this Agreement; provided, however, that at no time may more than $25,000,000 of proceeds of the Revolver Facility (or Letters of Credit) be advanced or invested, directly or indirectly, in or to DLS or any of its Subsidiaries.”
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

1.3 Section 7.08. Section 7.08 to the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 7.08(b), adding the word “and” at the end of Section 7.08(c) and adding a new Section 7.08(d) to read in its entirety as follows:
“(d) the Borrower may declare and pay dividends in cash on the Preferred Stock provided such dividends accrue at an annual rate of 7% on up to $42,000,000 of Liquidation Preference as defined in the certificate of designations governing such Preferred Stock; provided further that at the time such declaration is made (i) no Default or Event of Default exists or would result therefrom and (ii) if such declaration and payment occur during the Borrowing Base Period, no Borrowing Base Deficiency exists.”
1.4 Section 7.15. Section 7.15 of the Credit Agreement is amended in its entirety to read as follows:
“7.15 Prepayments. Neither Borrower nor any Subsidiary shall prepay any Indebtedness except:
(a)	Indebtedness incurred pursuant to the Loan Documents may be prepaid in accordance with the terms of the Loan Documents;

(b)	the Senior Unsecured Notes may be prepaid as required under the terms of any indenture governing the Senior Unsecured Notes;

(c)	the Senior Unsecured Notes may be prepaid with proceeds from the Rights Offering and issuance of Preferred Stock in connection with the Senior Unsecured Note Tender Offer;

(d)	the Senior Unsecured Notes may be prepaid with cash proceeds from the Rights Offering; and

(e)
the Senior Unsecured Notes may be prepaid with excess cash proceeds after completion of the Senior Unsecured Note Tender Offer from the sale of the Preferred Stock after such proceeds are applied to reduce the Outstanding Amount of Revolving Loans to zero.”

Paragraph 2. Effective Date. This Amendment shall not become effective until the date (such date, the “Fourth Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:
(a) this Amendment, executed by the Borrower, the Guarantors, and the Required Lenders;
(b) fees and expenses required to be paid pursuant to Paragraph 5 of this Amendment, to the extent invoiced prior to the Fourth Amendment Effective Date;
(c) evidence satisfactory to the Administrative Agent that any necessary consents to the transactions contemplated in this Amendment from the holders of the Senior Unsecured Notes has been obtained and is in full force and effect; and
(d) such other assurances, certificates, documents and consents as the Administrative Agent may require.
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

Paragraph 3. Acknowledgment and Ratification. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors (i) consents to the agreements in this Amendment, (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.
Paragraph 4. Representations. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that as of the Fourth Amendment Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, (b) no Default or Event of Default exists and no Borrowing Base Deficiency exists.
Paragraph 5. Expenses, Funding Losses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.
Paragraph 6. Miscellaneous. This Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law and applicable federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.
Paragraph 7. Entire Agreement. This amendment represents the final agreement between the parties about the subject matter of this amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Paragraph 8. Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent, the other Lenders, and their respective successors and assigns.
Paragraph 9. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Amendment.
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

Paragraph 10. Release. As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lenders that to the best of its knowledge no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolver Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Revolver Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.
Paragraph 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Fourth Amendment Effective Date.
Remainder of Page Intentionally Blank
Signature Pages to Follow.
Fourth Amendment to Allis-Chalmers
Energy Second Amended and
Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER: ALLIS-CHALMERS ENERGY INC., a Delaware corporation, as Borrower
By:	/s/ Victor M. Perez
Victor M. Perez
Chief Financial Officer
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 1

GUARANTORS:

AirComp LLC		Allis-Chalmers Drilling LLC

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Holdings Inc.		Allis-Chalmers Management LLC

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Production Services LLC		Allis-Chalmers Rental Services LLC

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Allis-Chalmers Tubular Services LLC		Rebel Rentals LLC

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer

Petro-Rentals LLC		Strata Directional Technology LLC

By:	/s/ Victor M. Perez Victor M. Perez	By:	/s/ Victor M. Perez Victor M. Perez
	Chief Financial Officer		Chief Financial Officer
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 2

ADMINISTRATIVE AGENT: ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent
By:	/s/ Ann Hurley
	Name:	Ann Hurley
	Title:	Manager, Agency
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 3

L/C ISSUER AND LENDER: ROYAL BANK OF CANADA, as a Lender and L/C Issuer
By:	/s/ Jason S. York
	Name:	Jason S. York
	Title:	Authorized Signatory
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 4

LENDER: CATERPILLAR FINANCIAL SERVICES CORPORATION, as Lender
By:	/s/ JJ Flanagan
	Name:	JJ Flanagan
	Title:	Manager Capital Markets
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 5

LENDER: JPMORGAN CHASE BANK, N.A. as a Lender
By:	/s/ Thomas Okamoto
	Name:	Thomas Okamoto
	Title:	Vice President
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 6

LENDER: WELLS FARGO BANK, N.A. as a Lender
By:	/s/ Donald W. Herrick, Jr.
	Name:	Donald W. Herrick, Jr.
	Title:	Vice President
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 7

LENDER: NATIXIS, as a Lender
By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Director
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 8

LENDER: WHITNEY NATIONAL BANK, as a Lender
By:	/s/ Mark McCullough
	Name:	Mark McCullough
	Title:	Vice President
Fourth Amendment to Allis-Chalmers
Energy Credit Agreement

Signature Page-Page 9